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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 9, 2004



                          AMCAST INDUSTRIAL CORPORATION
             (Exact name of registrant as specified in its charter)




        Ohio                      1-9967                       31-0258080
----------------------   ---------------------------   ------------------------
   (State or other        (Commission File Number)         (I.R.S. Employer
   jurisdiction of                                        Identification No.)
    incorporation)


 7887 Washington Village Drive, Dayton, Ohio                   45459
-------------------------------------------------       ----------------------
   (Address of principal executive offices)                  (Zip Code)



                                 (937) 291-7000
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)







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Item 5.  Other Events and Regulation FD Disclosure

On July 9, 2004, Amcast Industrial Corporation (the "Company") issued a press release announcing the sale of certain assets of its Flow Control Products division. A copy of such press release is filed as Exhibit 99.1 to this Report and incorporated herein.

The net proceeds from this transaction will be used to reduce the Company's debt by approximately $55 million. It is not certain what effect this transaction will have on the financial condition of the Company or the Company's ability to refinance its remaining debt.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               AMCAST INDUSTRIAL CORPORATION


Date:  July 13, 2004           By: /s/ Francis J. Drew
       -------------           --------------------------------------
                                       Francis J. Drew
                                       Vice President, Finance and
                                       Chief Financial Officer



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                                INDEX TO EXHIBITS


99       ADDITIONAL EXHIBITS

         99.1  Press Release of Amcast Industrial Corporation, issued
               July 9, 2004.








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